UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

BLUE LINE PROTECTION GROUP, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52942	20-5543728
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Independence St., 3rd Floor
Lakewood, CO	80215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 844-5576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers; Appointment of Principal Officers

On or about July 1, 2015, we were informed by Mr. Sean Campbell, the Chief Executive Officer and a director of the Company, that he will resign from his positions of the Company. In furtherance thereof, we entered into a separation agreement with Mr. Campbell (the “Separation Agreement”), pursuant to which Mr. Campbell agreed to resign as the Chief Executive Officer and from our Board of the Directors, effective on the  date of  next annual shareholder meeting of the Company when a successor director is elected. Pursuant to the Separation Agreement, Mr. Campbell agreed to dismiss all outstanding and accrued salary payment and authorized out of pocket expense in an aggregate amount of $195,000 (the “Accrued Expenses”), and acknowledge that he is owed no further payment from the Company or any of the Released Entities (as such term is defined in the Separation Agreement). Furthermore, the Company and Mr. Campbell agreed to fully and forever release and discharge each other from any and all Claims (as such term is defined in the Separation Agreement).

On July 8, 2015, the Board of the Directors of the Company appointed Daniel L. Allen as Executive Vice President of Business Development of the Company. Mr. Allen is a shareholder of the Company and currently holds approximately 836,560 shares of common stock of the Company.

Daniel Allen has been President, CEO and a Director of Sibannac, Inc. since August 25, 2014.  Mr. Allen was a consultant in the areas of banking and financing for Blue Line Protection Group, Inc. for a period of four months in 2014. Between April 2013 and March 2014 Mr. Allen served as the Regional Vice President of Sunflower Bank in Longmont, Colorado. Between June 2001 and April 2013, Mr. Allen was the Chairman and Chief Executive Officer of Mile High Banks in Longmont, Colorado. Mr. Allen holds a Bachelor of Science in Management and Finance from the University of Utah.

Item 8.01 Other Information

On or about June 15, 2015, counsel for the Registrant confirmed the District Court of Clark County, Nevada (“Court”) issued an Order for Appointment of Custodian pursuant to Nevada Revised Statute 78.347(1)(a) (the “Custodian Order”) to Daniel Sullivan on June 3, 2015, with an annual meeting of shareholders to be held on July 2, 2015.  The Court appointed Sullivan as Custodian of the Registrant for the sole purpose of calling and holding an annual meeting of the stockholders to elect a board of directors.  The Registrant believes Sullivan was granted the Custodian Order in reliance upon representations made by Sullivan that were patently false, misleading and materially failed to satisfy the provisions of NRS 78.347.

Resultantly, the Registrant and several of its shareholders initiated actions to reverse the custodianship granted to Sullivan.  On July 2, 2015, the Court granted a Stipulation and Order to replace Sullivan as Custodian.  Instead, the Court designated Mark Finston as Chairman to conduct an annual meeting of shareholders, to be held no later than July 31, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE LINE PROTECTION GROUP, INC.
(Registrant)

Signature	Title	Date

/s/ Sean Campbell	Chief Executive Officer	July 10, 2015
Sean Campbell

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